UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
MINERALYS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

150 N. Radnor Chester Road, Suite F200
Radnor, PA 19087
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Mineralys Therapeutics, Inc. The annual meeting will be held on May 21, 2026 at 1:30 p.m., Eastern Time. We will hold our annual meeting solely online via the Internet through a live webcast where attendees can listen and vote, if they have not done so already. We have designed the virtual format for ease of stockholder access and participation. The matters to be considered by stockholders at the annual meeting are described in the accompanying materials.
We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials that is being sent to you.
Your vote is important. Whether or not you plan to attend the annual meeting online, we urge you to vote as soon as possible. You may vote over the Internet or, if you received a paper copy of our proxy materials, by telephone or by marking, signing, and dating your proxy card and returning it in the envelope provided. Voting over the Internet, by telephone, or by written proxy will not prevent you from voting by attending online but will ensure that your vote is counted if you are unable to attend. Please review the instructions on the Notice of Internet Availability of Proxy Materials or proxy card regarding each of these voting options.
Thank you for the interest and support you’ve shown Mineralys Therapeutics, Inc.
Sincerely,

Jon Congleton President and Chief Executive Officer	Glenn P. Sblendorio Chairman

150 N. Radnor Chester Road, Suite F200
Radnor, PA 19087
NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

DATE & TIME:	May 21, 2026 at 1:30 p.m., Eastern Time.

PLACE:
This year’s annual meeting will be a virtual meeting, which will be conducted only via live webcast. Stockholders will only be able to participate in the annual meeting online and vote shares electronically by visiting www.virtualshareholdermeeting.com/MLYS2026. Instructions on how to attend the annual meeting online and vote shares are described in the accompanying proxy statement.

ITEMS OF BUSINESS:
(1) To elect three directors to serve as Class III directors for a three-year term to expire at the 2029 annual meeting of stockholders;
(2) To ratify the appointment of Ernst & Young LLP as Mineralys Therapeutics, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
(3) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

RECORD DATE:	You are entitled to vote at the annual meeting or any adjournment of that meeting only if you were a stockholder at the close of business on March 25, 2026.

VOTING BY PROXY:
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the information in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials or proxy card.

BY ORDER OF THE BOARD
OF DIRECTORS,
Adam Levy
Chief Financial Officer & Secretary
Radnor, Pennsylvania
April 8, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, MAY 21, 2026:
This Notice of Annual Meeting, the proxy statement, and our 2025
Annual Report to Stockholders are available at www.proxyvote.com.

150 N. Radnor Chester Road, Suite F200
Radnor, PA 19087
PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 21, 2026
The board of directors of Mineralys Therapeutics, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders, including at any adjournments or postponements of the meeting, to be held virtually on May 21, 2026 at 1:30 p.m., Eastern Time.
In this proxy statement, “Mineralys,” the “Company,” “we,” “us,” and “our” refer to Mineralys Therapeutics, Inc.
We have elected to take advantage of Securities and Exchange Commission (SEC) rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials that is being sent to you.
To attend the annual meeting, navigate to www.virtualshareholdermeeting.com/MLYS2026 by 1:30 p.m., Eastern Time on May 21, 2026. You will need the 16-digit control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will need the control number provided on the voting instructions that accompany your proxy materials from your broker, bank, or other agent.
On the day of the annual meeting, May 21, 2026, stockholders may begin to log in to the virtual-only annual meeting 15 minutes prior to the annual meeting. The annual meeting will begin promptly at 1:30 p.m., Eastern Time. Attendees will be able to vote and submit questions during the annual meeting. Should you encounter any difficulties accessing the virtual-only annual meeting platform, including any difficulties voting or submitting questions, we will have technicians ready to assist you. You may call the technical support number that will be posted in your instructional email.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). Accordingly, we have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies and we are not required to include a Compensation Discussion and Analysis section in this proxy statement. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
We have prepared these proxy materials, including this proxy statement and the related proxy card, because our board of directors is soliciting your proxy to vote at the 2026 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting via live webcast. However, you do not need to attend the meeting to vote your shares. Instead, you may simply submit your proxy via the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or if you elected to receive printed copies of the proxy materials, you may submit your proxy via telephone or by completing, signing and returning the enclosed proxy card.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules of the SEC, we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet, request a printed copy of the materials, and vote over the Internet.
Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and reduce the cost associated with the printing and mailing of materials.
We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 8, 2026 to all stockholders of record entitled to vote at the annual meeting. You will need the control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).
Why are you holding a virtual meeting instead of a physical meeting?
We believe that hosting a virtual meeting enables broader participation by our stockholders, and we are committed to providing stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
How do I attend the virtual annual meeting?
All stockholders who find it convenient to do so are cordially invited to attend the annual meeting via live webcast. To attend the annual meeting, navigate to www.virtualshareholdermeeting.com/MLYS2026 by 1:30 p.m., Eastern Time on May 21, 2026. You will need the 16-digit control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will need the control number provided on the voting instructions that accompany your proxy materials from your broker, bank, or other agent.
On the day of the annual meeting, May 21, 2026, stockholders may begin to log in to the virtual-only annual meeting 15 minutes prior to the annual meeting. The annual meeting will begin promptly at 1:30 p.m., Eastern Time. Attendees will be able to vote and submit questions during the annual meeting. Should you encounter any difficulties accessing the virtual-only annual meeting platform, including any difficulties voting or submitting questions, we will have technicians ready to assist you. You may call the technical support number that will be posted in your instructional email or shown on the shareholder page at www.virtualshareholdermeeting.com/MLYS2026 (within 15 minutes of the annual meeting start time).

What if I have trouble accessing the annual meeting virtually?
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Safari, and Chrome) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi or Internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it.
Only stockholders of record at the close of business on the record date for the 2026 annual meeting, March 25, 2026, are entitled to vote at the annual meeting. At the close of business on this record date, there were 82,451,950 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.
Stockholders of Record: Shares Registered in Your Name
If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote your shares by proxy via the Internet by visiting www.proxyvote.com, by telephone, or by mail. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). Whether or not you plan to participate in the virtual annual meeting, we encourage you to vote by proxy via the Internet, by telephone, or by mail, as instructed below to ensure your vote is counted.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the virtual annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting, but you will need the control number provided on the voting instructions that accompany your proxy materials from your broker, bank, or other agent.
What proposals are scheduled for vote?
There are two proposals scheduled for a vote:
Proposal 1: To elect three directors to serve as Class III directors for a three-year term to expire at the 2029 annual meeting of stockholders.
Proposal 2: To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026.
How many votes do I have?
Each share of our common stock that you own as of March 25, 2026, entitles you to one vote.
How do I vote?
With respect to the election of directors, you may either vote “For” the nominee to the board of directors or you may “Withhold” your vote. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For,” “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy prior to the virtual annual meeting to ensure that your vote is counted.
•Via the Internet: You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time on May 20, 2026.
•By Telephone: If you request printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling 800-690-6903, 24 hours a day, seven days a week. Have your proxy card available when you call and use the control number shown on your Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time on May 20, 2026.
•By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating, and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
•At the Virtual Annual Meeting: You may still attend the virtual annual meeting and vote during the meeting even if you have already voted by proxy. To vote during the meeting visit www.virtualshareholdermeeting.com/MLYS2026 on the day of the meeting; you will need the control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.
•By Method Listed on Voting Instruction Form: Please refer to your voting instruction form or other information provided by your bank, broker, or other agent to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the voting instruction form or other information provided by your broker, bank, or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker, or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
•By Mail: You may vote by signing, dating, and returning your voting instruction form in the pre-addressed envelope provided by your broker, bank, or other agent.
•At the Virtual Annual Meeting: If you want to vote virtually during the annual meeting, navigate to www.virtualshareholdermeeting.com/MLYS2026 by 1:30 p.m., Eastern Time on May 21, 2026.
May I revoke my proxy or change my vote?
If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:
•you may send in another signed proxy with a later date;
•you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted); or

•you may notify our Chief Financial Officer and Secretary, Adam Levy, at 150 N. Radnor Chester Road, Suite F200, Radnor, PA 19087, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual annual meeting.
What constitutes a quorum?
The presence at the annual meeting, by virtual attendance or by proxy, of holders of a majority of our outstanding common stock as of March 25, 2026, or approximately 41,225,975 shares, will constitute a quorum at the meeting, permitting us to conduct our business.
What vote is required to approve each proposal?
Proposal 1: Election of Directors. The nominees who receive the most “For” votes (among votes properly cast at the annual meeting or by proxy) will be elected. Only votes “For” will affect the outcome.
Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.
Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.
How will my shares be voted if I do not specify how they should be voted? What is a broker non-vote?
If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the board of directors, then your shares will be voted at the annual meeting in accordance with the board of directors’ recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the board of directors’ recommendation.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares at their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will not be able to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”
What is the effect of withheld votes, abstentions, and broker non-votes?
Shares that reflect withheld votes or abstentions as to a particular proposal will be counted as present for purposes of determining the presence of a quorum. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not have any effect on the outcome of such vote. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and therefore has no effect for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm.
As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, which is considered a non-routine matter, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result related to this proposal.

What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by proxy via the Internet, by telephone, by mail, or virtually at the annual meeting as instructed above, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner of shares held in street name and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Under the rules of the New York Stock Exchange (NYSE), which are also applicable to Nasdaq-listed companies, brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. Proposal 2 is considered to be “routine” under NYSE rules, such that your broker, bank, or other agent may vote your shares on such proposal in the absence of your voting instructions. Proposal 1 is considered to be “non-routine” under NYSE rules, such that your broker, bank, or other agent may not vote your shares on such proposal in the absence of your voting instructions.
How does the Board recommend that I vote?
The board of directors recommends that you vote:
•“For” the nominees for election as directors; and
•“For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that need to be acted on at the annual meeting, other than those discussed in this proxy statement.
Who is paying the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors, officers, and other employees may solicit proxies in person or by mail, telephone, fax, or email. We will not pay our directors, officers, and other employees any additional compensation for these services. We will ask banks, brokers, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies.
We have engaged Broadridge Financial Solutions, Inc. (Broadridge) to assist us in the distribution and solicitation of proxies for the Annual Meeting. We will pay Broadridge a base fee of approximately $10,000, plus reasonable out-of-pocket expenses and additional fees for services provided in connection with the solicitation, including fees based on the number of stockholder accounts, distributions, and other services performed.

How do I obtain an Annual Report on Form 10-K?
If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2025 (the 2025 Annual Report) that we filed with the SEC on March 12, 2026, we will send you one without charge. Please write to:
150 N. Radnor Chester Road, Suite F200
Radnor, PA 19087
Attn: Chief Financial Officer & Secretary
All of our SEC filings are also available free of charge in the “Investors—SEC Filings” section of our website at www.mineralystx.com.
How can I find out the results of the voting at the annual meeting?
Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting.
Can I attend the annual meeting if I do not have a control number?
Yes. You may attend the annual meeting as a guest without a control number. However, guests will not be able to vote their shares or submit questions during the meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our board of directors is divided into three classes, with one class of our directors standing for election each year for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.
Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.
Our board of directors currently consists of seven directors and no vacancies, divided into the following three classes:
•Class I consists of Jon Congleton and Alexander Gold, M.D., and their terms will expire at the 2027 annual meeting of stockholders.
•Class II consists of Derek DiRocco, Ph.D. and Glenn P. Sblendorio, and their terms will expire at the 2028 annual meeting of stockholders.
•Class III consists of Srinivas Akkaraju, M.D., Ph.D., Brian Taylor Slingsby, M.D., Ph.D., M.P.H., and Daphne Karydas, and their terms will expire at the 2026 annual meeting of stockholders.
Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our board of directors or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock then entitled to vote in an election of directors.
At this meeting, three nominees for director are to be elected as Class III directors for a three-year term expiring at our 2029 annual meeting of stockholders. The nominees, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Srinivas Akkaraju, M.D., Ph.D., Brian Taylor Slingsby, M.D., Ph.D., M.P.H., and Daphne Karydas. The Class I and Class II directors have one year and two years, respectively, remaining on their terms of office.
If no contrary indication is made, proxies in the accompanying form are to be voted for Dr. Akkaraju, Dr. Slingsby, and Ms. Karydas, or if any nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.
All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors
The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:
Nominees for Election to the Board of Directors
For a Term Expiring at the
2029 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Mineralys Therapeutics, Inc.
Brian Taylor Slingsby, M.D., Ph.D., M.P.H.	49	Director
Srinivas Akkaraju, M.D., Ph.D.	58	Director
Daphne Karydas	53	Director
Brian Taylor “BT” Slingsby, M.D., Ph.D., M.P.H. founded Mineralys in May 2019 and has served on our board of directors since that time and as Executive Chairman through December 31, 2024. Dr. Slingsby is Founder & Managing Director at Catalys Pacific, a venture capital firm focused on life sciences. Dr. Slingsby is a physician-scientist and biotechnology entrepreneur leading the company creation efforts for Catalys Pacific. He has served as founding CEO and subsequent executive chairman of Mineralys, Pathalys Pharma, Inc., Crystalys Therapeutics, Inc., Kirilys Therapeutics, Inc., Accelys Pharma, Inc., Aculys Pharma, Inc., Hepalys Pharma, Inc., and Renalys Pharma, Inc., each of which is an early- or clinical-stage biopharmaceutical company. Prior to Catalys Pacific, he founded and served as CEO and Executive Director of the Global Health Innovative Technology Fund – the world’s first public-private fund focused on the development of new medicines for low- and middle-income countries. Previously, he was an executive at Eisai Co., Ltd. following his time in academia. Dr. Slingsby graduated from Brown University with honors, earned his M.P.H. and Ph.D. from Kyoto University and the University of Tokyo, and received his M.D. with honors from the George Washington University. An author on over 50 peer-reviewed articles on medicine and public health, he formerly served as a Visiting Professor at Keio University, Kyoto University and Osaka University and Visiting Research Fellow at the University of Tokyo. Dr. Slingsby’s investment experience in the biopharmaceutical industry, as well as his academic background and experience on numerous public and private company boards of directors, contributed to our board of directors’ conclusion that he should serve as a director of our Company.
Srinivas Akkaraju, M.D., Ph.D. has served on our board of directors since February 2021. Dr. Akkaraju has served as Managing General Partner of Samsara BioCapital, a venture capital firm, since he founded the firm in 2017. From April 2013 to March 2017, Dr. Akkaraju was a General Partner and then a Senior Advisor of Sofinnova Ventures, a venture capital firm focused on the life sciences industry. From January 2009 until April 2013, Dr. Akkaraju was a Managing Director of New Leaf Venture Partners, an investment firm focused on the healthcare technology sector. From 2006 to 2008, Dr. Akkaraju served as a Managing Director of Panorama Capital, a venture capital firm that he co-founded along with other members of the former venture capital investment team of J.P. Morgan Partners, a private equity division of JPMorgan Chase & Co. Prior to co-founding Panorama Capital, Dr. Akkaraju was with JPMorgan Partners, which he joined in 2001 and of which he became a partner in 2005. From 1998 to 2001, Dr. Akkaraju worked in business and corporate development at Genentech, Inc. (now a member of the Roche Group), a biotechnology company. Dr. Akkaraju has been a director of publicly-traded biopharmaceutical companies Scholar Rock Holding Corporation since July 2022, Syros Pharmaceuticals, Inc. from June 2017 to February 2025, and Kalaris Therapeutics, Inc. since March 2025. Dr. Akkaraju also serves on the board of directors of vTv Therapeutics Inc., Alumis Inc., and Inventiva S.A., each of which is a publicly-traded, clinical-stage biopharmaceutical company with a therapeutic focus on chronic, immune-related, or metabolic diseases, well as a number of private companies. During the past five years, Dr. Akkaraju previously served as a director of the publicly-traded, clinical-stage biopharma companies Chinook Therapeutics, Inc., Intercept Pharmaceuticals, Inc., Aravive, Inc. (formerly Versartis, Inc.), aTyr Pharma, Inc., Jiya Acquisition Corp., Principia Biopharma Inc., and Seattle Genetics, Inc. (now Seagen Inc.). Dr. Akkaraju received his M.D. and a Ph.D. in Immunology from Stanford University and holds undergraduate degrees in Biochemistry and Computer Science from Rice University. Dr. Akkaraju’s extensive investment experience in the biopharmaceutical industry, as well as his scientific background and experience on numerous public and private company boards of directors, contributed to our board of directors’ conclusion that he should serve as a director of our Company.
Daphne Karydas, M.B.A., has served on our board of directors since September 2023. Since February 2023, Ms. Karydas served as President and Chief Financial Officer, and since October 2021 as Chief Operating Officer and Chief Financial Officer, of Flare Therapeutics Inc., a pre-clinical pharmaceutical company. Prior to joining Flare, she served as the Chief Financial Officer of Syndax Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, from July 2020 to October 2021. Ms. Karydas previously served as Senior Vice President of Corporate Strategy and Financial Planning & Analysis at Allergan plc, where she oversaw the company’s long-term financial and business strategy, until its acquisition by AbbVie Inc. in May 2020. She joined Allergan in April 2017 as Senior Vice President of Global Investor Relations and Strategy, leading engagement with the investment community and corporate strategy development. Prior to joining Allergan, she served as Executive Director and Senior Healthcare Analyst at J.P. Morgan Asset Management from January 2015 to April 2017. Previously, she was a Portfolio Manager and Senior Healthcare Analyst at The Boston Company Asset Management, a BNY Mellon company. Earlier in her career, Ms. Karydas was a Vice President at Goldman Sachs Asset Management focused on healthcare, as well as a member of Goldman Sachs’ healthcare investment banking team. Before joining Goldman Sachs, she was a Project Chemical Engineer at Merck & Co., Inc., where she focused on process development for novel vaccines. Ms. Karydas has served on the board of directors of COMPASS Pathways plc since September 2023, a publicly-traded, clinical-stage biotechnology company focused on developing psilocybin-based mental health treatments. She previously served on the board of directors of LogicBio Therapeutics, a publicly-traded, clinical-stage genetic medicine company, until its acquisition by Alexion Pharmaceuticals, Inc. in October 2022. In addition, she served on the board of directors of Eucrates Biomedical Acquisition Corp., a publicly-traded special purpose acquisition company formed to pursue business combinations in the biomedical and healthcare sectors, from May 2020 to April 2023. Ms. Karydas received a B.A. and M.S. in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. Ms. Karydas’ extensive executive leadership and strategy experience at multiple biopharmaceutical companies and experience on numerous public and private company boards of directors contributed to our board of directors’ conclusion that she should serve as a director of our Company.
Members of the Board of Directors Continuing in Office
Term Expiring at the
2028 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Mineralys Therapeutics, Inc.
Glenn P. Sblendorio	70	Chairman
Derek DiRocco, Ph.D.	45	Director
Glenn P. Sblendorio has served as a member of our board of directors since September 2023. Most recently, Mr. Sblendorio was a member of the board of directors of Intercept Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company focused on the development and commercialization of therapeutics for progressive non‑viral liver diseases, including its lead product Ocaliva for primary biliary cholangitis. Intercept Pharmaceuticals was acquired by Alfasigma in November 2023. He also served as Chief Executive Officer and a member of the board of directors of IVERIC bio, Inc., a publicly-held biotechnology company (formerly Ophthotech Corporation), from July 2017 until it was acquired by Astellas Pharma in July 2023. Prior to IVERIC, Mr. Sblendorio was President and Chief Financial Officer of The Medicines Company from March 2006 through March 2016 and was a member of the board of directors of The Medicines Company from July 2011 through December 2015. Before joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company specializing in the development and commercialization of anti‑angiogenic therapies for serious ocular diseases, including neovascular age‑related macular degeneration. Eyetech Pharmaceuticals was acquired by

OSI Pharmaceuticals, Inc. in November 2005. Mr. Sblendorio also served as a Managing Director of MPM Capital Advisors from 1998 through 2000. Mr. Sblendorio serves as a member of the board of directors of Amicus Therapeutics, Inc. and of 4D Molecular Therapeutics, Inc. and Chairman of Nanoscope Therapeutics, Inc. Mr. Sblendorio also serves on the board of directors of RetiNova, a private biotech company focused on treatments for retinal diseases. Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University and is a graduate of the Harvard Advanced Management Program. Mr. Sblendorio’s executive experience at multiple biopharmaceutical companies and experience on numerous public company boards of directors contributed to our board of directors’ conclusion that he should serve as a director of our Company.
Derek DiRocco, Ph.D. has served on our board of directors since May 2022. Dr. DiRocco has been a partner at RA Capital Management, L.P., a multi-stage investment manager dedicated to evidence-based investing in healthcare and life science companies that are developing drugs, medical devices, and diagnostics, since December 2020 and was previously a principal from December 2017 until December 2020, an analyst from June 2015 to December 2017 and an associate from July 2013 to June 2015. Dr. DiRocco has served on the board of directors of Evommune, Inc. since October 2024, and Acrivon Therapeutics, Inc. since November 2022, each of which is a publicly-traded biotechnology company. Dr. DiRocco previously served on the board of directors of publicly-traded clinical-stage biopharmaceutical companies Achilles Therapeutics plc, Connect Biopharma Holdings Limited, Werewolf Therapeutics, Inc. (from which he resigned effective at the company's 2025 annual meeting of stockholders), 89bio, Inc., and iTeos Therapeutics, Inc., and also serves on the board of directors of several privately held biotechnology companies. Dr. DiRocco holds a B.A. in biology from the College of the Holy Cross and a Ph.D. in pharmacology from the University of Washington. He conducted his postdoctoral research at Brigham and Women’s Hospital/Harvard Medical School. Dr. DiRocco’s extensive investment experience in biopharmaceutical companies, as well as his academic background and public company board experience, contributed to our board of directors’ conclusion that he should serve as a director of our Company.
Members of the Board of Directors Continuing in Office
Term Expiring at the
2027 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Mineralys Therapeutics, Inc.
Jon Congleton	62	President and Chief Executive Officer & Director
Alexander Gold, M.D.	60	Director
Jon Congleton has served as our President and Chief Executive Officer and as a member of our board of directors since November 2020. Previously, Mr. Congleton was the Chief Executive Officer of Impel NeuroPharma, Inc. from September 2017 to May 2020. Prior to that, he served as the Chief Executive Officer and as a director of Nivalis Therapeutics, Inc. from January 2015 to February 2017. Mr. Congleton was previously at Teva Pharmaceutical Industries Limited (Teva) from November 1996 to December 2014, where over 18 years he held positions in general management and global strategic marketing, including Senior Vice President of Teva’s Global Central Nervous System Disorders from April 2013 to December 2014, Senior Vice President of the Global Medicine Group from November 2011 to April 2013, and General Manager of Teva Neuroscience, Inc. in the United States. Prior to joining Teva, Mr. Congleton spent ten years in a variety of commercial roles with predecessor companies of Sanofi. Mr. Congleton earned a B.S. in marketing from Kansas State University. Mr. Congleton’s knowledge of our business and his extensive executive experience at multiple biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our Company.
Alexander Gold, M.D. has served on our board of directors since June 2024. Dr. Gold also has served as the Chief Medical Officer of Beren Therapeutics, a clinical-stage biotech company, since August 2023. Prior to his current role, he was Head Medical Officer at CSL Vifor, the nephrology and iron‑deficiency therapeutic business of CSL Ltd. (CSL), from August 2022 until August 2023. Dr. Gold originally joined Sanifit, Inc. as Chief Medical Officer and President in November 2017. At that time, Sanifit, Inc. was then a private, clinical-stage biopharmaceutical company developing therapies for progressive vascular calcification disorders in patients with end‑stage renal disease undergoing hemodialysis. Sanifit, Inc. was acquired by Vifor Pharma, a global pharmaceutical company focused on iron deficiency, nephrology, and cardio‑renal therapies, in January 2022, and later became part of CSL, a publicly-traded, global biotechnology company with a broad portfolio of plasma‑derived therapies, vaccines, gene therapies, and treatments across immunology, hematology, and nephrology, following CSL’s acquisition of Vifor Pharma in August 2022. Prior to Sanifit, Inc., Dr. Gold held the role of Senior Vice President and Head of Clinical Development at Portola Pharmaceuticals from 2013 to 2017. Prior to Portola Pharmaceuticals, Dr. Gold was Head of Clinical Development at Reata Pharmaceuticals. Prior to Reata Pharmaceuticals and since 2001, he held multiple leadership positions at AstraZeneca, including the Executive Director and Development Leader for BRILINTA, CRESTOR, and ONGLYZA. Dr. Gold is currently an Adjunct Professor at the Stanford University School of Medicine. Dr. Gold received a B.A. from Brandeis University and an M.D. from Harvard Medical School. Dr. Gold’s experience in the biopharmaceutical industry, as well as his academic background and leadership experience at numerous public and private companies, contributed to our board of directors’ conclusion that he should serve as a director of our Company.
Director Independence
Our board of directors currently consists of seven members. Our board of directors has determined that all of our directors, other than Mr. Congleton, are independent directors in accordance with the listing requirements of the Nasdaq Stock Market (Nasdaq). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Board of Directors Leadership Structure
Our board of directors is currently chaired by Mr. Sblendorio. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing our Company. Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board of Directors in Risk Oversight Process
Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, and reputational risk.
The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, including with respect to environmental, social and governance matters, cybersecurity, loss prevention, and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor, or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.
Board of Directors Committee Changes
On February 13, 2025, the board of directors approved changes to the composition of the compensation committee to the designated members shown below as the current committee members.

Compensation Committee
January 1, 2025 through February 13, 2025	February 13, 2025 through April 8, 2026
Mr. Sblendorio (Chair)	Dr. Gold (Chair)
Dr. Akkaraju	Dr. Slingsby
Dr. DiRocco	Dr. DiRocco
Board of Directors Meetings
Our board of directors met nine times during fiscal year 2025. In that year, each director attended at least 75% of the total number of meetings of the board of directors and each committee of the board of directors on which such director served during the period in which he or she served as a director.
Board of Directors Committees and Independence
Our board of directors has established three standing committees – audit, compensation, and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors. You can access our current committee charters under the “Investors—Governance” section of our website at www.mineralystx.com.
Audit Committee
The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:
•appointing our independent registered public accounting firm;
•evaluating the qualifications, independence, and performance of our independent registered public accounting firm;
•approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•reviewing the design, implementation, adequacy, and effectiveness of our internal accounting controls and our critical accounting policies;
•discussing with management and the independent registered public accounting firm the results of the audit of our annual financial statements and the review of our quarterly unaudited financial statements;
•reviewing, overseeing, and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board of directors any changes to such investment policy;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•reviewing and evaluating, at least annually, the performance of the audit committee and its members, including compliance of the audit committee with its charter.
The members of our audit committee are Ms. Karydas, Dr. DiRocco, and Mr. Sblendorio. Ms. Karydas serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. Karydas is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq listing standards. Our board of directors has determined each of Ms. Karydas, Dr. DiRocco, and Mr. Sblendorio is independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee reviews and evaluates at least annually. The audit committee met five times during 2025.
Compensation Committee
Our compensation committee approves policies relating to the compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of stock options and other awards under our equity plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.
The members of our compensation committee are Dr. Gold, Dr. DiRocco, and Dr. Slingsby. Dr. Gold serves as the chairperson of the committee. Our board of directors has determined that each of Dr. Gold, Dr. DiRocco, and Dr. Slingsby is independent under the applicable Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act). The compensation committee operates under a written charter, which the compensation committee reviews and evaluates at least annually. The compensation committee met six times during 2025.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board of directors’ responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters, reviewing and assisting the board of directors with oversight of matters relating to environmental, social, and governance matters affecting our Company, and providing oversight of the evaluation of our board of directors. The members of our nominating and corporate governance committee are Dr. Slingsby, Dr. Akkaraju, and Dr. Gold. Dr. Slingsby serves as the chairperson of the committee. Our board of directors has determined that each of Dr. Slingsby, Dr. Akkaraju, and Dr. Gold is independent under the applicable Nasdaq listing standards. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee reviews and evaluates at least annually. The nominating and corporate governance committee met two times during 2025.

Report of the Audit Committee of the Board of Directors
The audit committee oversees the Company’s accounting and financial reporting process and audits on behalf of the Company’s board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.
The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.
The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the Company’s financial reporting. Ernst & Young LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Company’s board of directors that the audited financial statements be included in the Company’s 2025 Annual Report. The audit committee and the Company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.
This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC, and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the audit committee.
Respectfully submitted,
The Audit Committee of the Board of Directors
Daphne Karydas (Chairperson)
Glenn P. Sblendorio
Derek DiRocco, Ph.D.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been one of our officers or employees. None of our executive officers currently serves or has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Director Nomination Process
Director Qualifications
Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members) for election or appointment, the nominating and corporate governance committee and the board of directors will take into account many factors, including the following:
•personal and professional integrity, ethics, and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•experience as a board member or executive officer of another publicly-held company;
•strong finance experience;
•diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence, and specialized experience;
•experience relevant to our business industry and with relevant social policy concerns; and
•relevant academic expertise or other proficiency in an area of our business operations.
Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our Company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards.
Identification and Evaluation of Nominees for Directors
The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.
If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election or if the board of directors decides to expand the size of the board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience, and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. The nominating and corporate governance committee may rely on third-party search firms to identify director candidates, especially in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management, or other parties are evaluated.
Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any agreements, arrangements, or understandings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2027 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below titled “Stockholder Proposals.”
Board Diversity Matrix
The following table summarizes certain self-identified characteristics of our directors:

Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
Asian		1
White	1	5

Director Attendance at Annual Meetings
We do not have a formal policy requiring our directors to attend stockholder meetings, although we encourage attendance. No director attended the 2025 annual meeting of stockholders.
Communications with our Board of Directors
Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Chief Financial Officer and Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Chairman of the board of directors consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the board of directors should address such communications to the board of directors in writing to Mineralys Therapeutics, Inc., Attn: Chief Financial Officer and Secretary, 150 N. Radnor Chester Road, Suite F200, Radnor, PA 19087.
Code of Business Conduct and Ethics
We adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the “Investors—Governance” section of our website at www.mineralystx.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.
Insider Trading Compliance Policy and Procedures
We have adopted our Insider Trading Policy and Procedures governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers, and employees, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. Further, it is the Company’s policy that any transactions by the Company in its own securities will comply with applicable securities laws.
Prohibition Against Pledging and Hedging
Our Insider Trading Policy and Procedures also prohibit our officers, directors, and employees from pledging our stock as collateral to secure loans and from engaging in hedging transactions, including collars, equity swaps, exchange funds, and forward sale contracts. It further prohibits margin purchases of our stock, short sales of our stock, and any transactions in puts, calls, or other derivative securities involving our stock.
Vote Required; Recommendation of the Board of Directors
If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the three nominees receiving the highest numbers of shares voted “For” their election will be elected to our board of directors. Votes withheld from our nominees and abstentions will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF SRINIVAS AKKARAJU, M.D., PH.D., BRIAN TAYLOR SLINGSBY M.D., PH.D., M.P.H., AND DAPHNE KARYDAS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and our board of directors has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since 2022. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation, or the Company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accounting Firms Fees
The following table represents aggregate fees (in thousands) incurred by the Company for the fiscal years ended December 31, 2025 and 2024, by Ernst & Young LLP. All fees described below were pre-approved by the Audit Committee.

	Year Ended December 31,
	2025	2024
Audit Fees (1)	$667	$593
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$667	$593
______________
(1)Audit fees consist of fees for professional services rendered for the audit of our year-end consolidated financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings. These services include auditing work in connection with the Company’s registration statements and comfort letters.
The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.
Pre-Approval Policies and Procedures
Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2025. These services may include audit services, audit-related services, tax services, and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Vote Required; Recommendation of the Board of Directors
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the selection of Ernst & Young LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 25, 2026 by:
•our named executive officers;
•each of our directors;
•all of our executive officers and directors as a group; and
•each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 82,451,950 shares of common stock outstanding as of March 25, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or that will become exercisable or otherwise vest within 60 days of March 25, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Mineralys Therapeutics, Inc., 150 N. Radnor Chester Road, Suite F200, Radnor, PA 19087. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Catalys Pacific Fund, LP (1)	8,004,813	9.70%
Entities affiliated with RA Capital Management, L.P. (2)	7,974,480	9.60%
Samsara BioCapital, L.P. (3)	5,871,018	7.12%
FMR LLC (4)	5,017,509	6.09%
Named Executive Officers and Directors
Jon Congleton (5)	1,350,250	1.62%
Adam Levy (6)	58,569	*
David Rodman, M.D. (7)	93,280	*
Brian Taylor Slingsby, M.D., Ph.D., M.P.H. (1)(8)	8,004,813	9.70%
Srinivas Akkaraju, M.D., Ph.D. (3)(9)	5,971,993	7.23%
Derek DiRocco, Ph.D. (10)	100,975	*
Alexander Gold, M.D. (11)	28,411	*
Daphne Karydas (12)	81,086	*
Glenn P. Sblendorio (13)	96,086	*
All current executive officers and directors as a group (10 persons) (14)	15,885,356	18.94%

__________________
*Less than 1%.
(1)Based on information contained in the Schedule 13G/A filed with the SEC on February 13, 2026 by Catalys Pacific Fund, LP. and the Company’s records of outstanding option awards and common stock holdings. Includes (i) 7,903,838 shares of common stock held by Catalys Pacific Fund, LP and (ii) 100,975 shares issuable upon the exercise of options held by Catalys Pacific Fund, LP within 60 days of March 25, 2026. The general partner of Catalys Pacific Fund, LP is Catalys Pacific Fund GP, LP. Brian Taylor Slingsby is the managing director of Catalys Pacific, LLC, the general partner of Catalys Pacific Fund GP, LP. Catalys Pacific Fund GP, LP and Dr. Slingsby may be deemed to have voting and investment power over the shares held of record by Catalys Pacific Fund, LP. Catalys Pacific Fund GP, LP and Dr. Slingsby disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities listed above is IQ EQ Corporate Services (Cayman) Limited, 3rd Floor, Whitehall House, 238 North Church Street, Grand Cayman, Cayman Islands. The principal business address of Dr. Slingsby is 1700 Westlake Avenue N, Suite 200, Thinkspace, Seattle, WA 98109.
(2)Based on information contained in the Schedule 13D/A filed with the SEC on September 8, 2025 by RA Capital Management, L.P. and the Company’s records of outstanding option awards. Includes (i) 5,456,521 shares of common stock held by RA Capital Healthcare Fund, L.P. (RA Healthcare); (ii) 1,867,229 shares of common stock held by RA Capital Nexus III Fund, L.P. (Nexus III); (iii) a total of 99,591 shares underlying vested stock options held by Dr. Derek DiRocco for the benefit of RA Capital Management, L.P.; and (iv) 1,384 shares underlying stock options which shall vest within 60 days of March 25, 2026 held by Dr. DiRocco for the benefit of RA Capital Management, L.P. RA Healthcare also holds pre-funded warrants through which it has a right to acquire 549,755 shares of common stock (the Pre-Funded Warrants). The Pre-Funded Warrants contain a provision (the Beneficial Ownership Blocker) that precludes the exercise of the Pre-Funded Warrants to the extent that, following exercise, RA Healthcare, together with its affiliates and other attribution parties, would own more than 9.99% of our common stock outstanding.
RA Capital Management, L.P. is the investment manager for RA Healthcare and Nexus III. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky, Ph.D. and Rajeev Shah are the managing members. RA Capital Management, L.P., RA Capital Management GP, LLC, Peter Kolchinsky, Ph.D. and Rajeev Shah may be deemed to have voting and investment power over the shares held of record by RA Healthcare and Nexus III. RA Capital Management, L.P., RA Capital Management GP, LLC, Peter Kolchinsky, Ph.D. and Rajeev Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(3)Based on information contained in the Schedule 13D/A filed with the SEC on September 8, 2025 by Samsara BioCapital, L.P. and the Company’s records of outstanding option awards and common stock holdings. Of this amount, 588,235 shares are directly held by Samsara Opportunity Fund, L.P. (Samsara Opp LP). Samsara Opportunity Fund GP, LLC (Samsara Opp GP) is the general partner of Samsara Opp LP and may be deemed to beneficially own the securities held by Samsara Opp LP. Dr. Akkaraju has voting and investment power over the shares held by Samsara Opp LP and, accordingly, may be deemed to beneficially own the shares held by Samsara Opp LP. Also, of this amount, 5,282,783 shares are directly held by Samsara BioCapital L.P. (Samsara LP). Samsara BioCapital GP, LLC (Samsara LLC) is the general partner of Samsara LP and may be deemed to beneficially own the securities held by Samsara LP. Dr. Akkaraju has voting and investment power over the shares held by Samsara LP and, accordingly, may be deemed to beneficially own the shares held by Samsara LP. Dr. Akkaraju disclaims beneficial ownership in these securities except to the extent of his pecuniary interest therein. The address of the entities listed above is 628 Middlefield Road, Palo Alto, CA 94301.
(4)Based on information contained in the Schedule 13G filed with the SEC on February 5, 2026 by FMR LLC and Abigail P. Johnson. FMR LLC has sole voting and dispositive power and Ms. Johnson has sole dispositive power over 5,017,509 shares of common stock. The address of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(5)Includes 35,954 shares subject to repurchase by us within 60 days after March 25, 2026 and 711,099 shares of common stock issuable upon the exercise of options within 60 days of March 25, 2026.
(6)Includes 56,363 shares of common stock issuable upon the exercise of options within 60 days of March 25, 2026.
(7)Includes 49,191 shares of common stock issuable upon the exercise of options within 60 days of March 25, 2026.
(8)Includes 100,975 shares of common stock issuable upon the exercise of options within 60 days after March 25, 2026, which were transferred from Dr. Slingsby to Catalys Pacific Fund, LP pursuant to an option transfer agreement between him and Catalys Pacific Fund, LP.
(9)Includes 100,975 shares of common stock issuable upon the exercise of options within 60 days after March 25, 2026.
(10)Includes (i) 99,591 shares underlying vested stock options and (ii) 1,384 shares underlying stock options which shall vest within 60 days of March 25, 2026. Under Dr. DiRocco's arrangement with RA Capital Management, L.P., Dr. DiRocco holds the options referenced above for the benefit of RA Capital Management, L.P. Dr. DiRocco is obligated to turn over to RA Capital Management, L.P. any net cash or stock received upon exercise of the options which will account to RA Capital Management, L.P. Dr. DiRocco therefore disclaims beneficial ownership of the foregoing shares of common stock underlying the outstanding options held by him.

(11)Includes 28,411 shares of common stock issuable upon the exercise of options within 60 days after March 25, 2026.
(12)Includes 81,086 shares of common stock issuable upon the exercise of options within 60 days after March 25, 2026.
(13)Includes 96,086 shares of common stock issuable upon the exercise of options within 60 days after March 25, 2026.
(14)Includes the shares described in footnotes 5 through 13 above.
EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2025, our “named executive officers,” which consist of each person who served as our principal executive officer during 2025 and our two next most highly compensated executive officers during 2025, and their positions were as follows:
•Jon Congleton, President and Chief Executive Officer;
•Adam Levy, Chief Financial Officer and Secretary; and
•David Rodman, M.D., Chief Medical Officer.
Summary Compensation Table
The following table presents summary information regarding the total compensation that was awarded to, earned by, or paid to the named executive officers for services rendered during the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Total ($)
Jon Congleton	2025	636,500	—	4,435,626	472,601	5,544,727
President and Chief Executive Officer	2024	580,000	—	4,537,818	303,050	5,420,868
Adam Levy	2025	532,000	25,000	1,322,906	323,190	2,203,096
Chief Financial Officer and Secretary	2024	500,000	—	2,135,450	213,750	2,849,200
David Rodman, M.D.	2025	533,000	25,000	1,322,906	323,798	2,204,704
Chief Medical Officer	2024	520,000	—	2,135,449	222,300	2,877,749
__________________
(1)Annual base salary amounts for 2025 and 2024 were determined by the board of directors on February 13, 2025 and February 13, 2024, respectively.
(2)The amounts reported reflect incremental performance bonus payments earned by our named executive officers.
(3)The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of the stock options granted during the applicable year, calculated in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Notes 2 and 7 to our audited financial statements in our 2025 Annual Report. The amounts reported in this column reflect the accounting cost for the stock options and do not reflect the actual economic value that will be realized by the executive upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such awards. See “—Narrative to Summary Compensation Table—Equity-Based Incentive Awards.”
(4)The amounts reported in the “Option Awards” column represent the original options awards granted to Mr. Levy in 2025 and 2024. In 2025, a portion of these option awards were subsequently transferred pursuant to a domestic relations order.
(5)The amounts reported in this column represent performance bonuses earned in each year that are paid in the following year.

Narrative to Summary Compensation Table
Annual Base Salary
The compensation of our named executive officers is generally determined and approved by the compensation committee of our board of directors. The 2025 annual base salary for each named executive officer was determined by the board of directors, effective as of January 1, 2025, to be $636,500, $532,000, and $533,000 for Mr. Congleton, Mr. Levy, and Dr. Rodman, respectively. The 2024 annual base salary for each named executive officer was determined by the board of directors, effective as of January 1, 2024, to be $580,000, $500,000, and $520,000 for Mr. Congleton, Mr. Levy, and Dr. Rodman, respectively.
Annual Bonus
In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement of these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our board of directors establishes each year. At the end of the year, our compensation committee reviews our performance against each corporate goal and determines the extent to which we achieved each of our corporate goals.
Our compensation committee generally considers the named executive officers’ contributions towards reaching our annual corporate goals. Each named executive officer was eligible to receive a target annual bonus equal to a percentage of their respective annual base salaries for each year as follows:

Name	2025	2024
Jon Congleton	55%	55%
Adam Levy	45%	45%
David Rodman, M.D.	45%	45%
The corporate goals the compensation committee established for 2025 and 2024 related to clinical, nonclinical, regulatory, drug and product manufacturing, business development, and financing milestones. Bonuses for any one year are usually determined and paid in the first quarter of the following year. The board of directors determined the bonus payout percentages for each of 2025 and 2024 to be 135% and 95%, respectively, of the bonus target for each named executive officer.
Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees, including our executive officers. The board of directors or an authorized committee thereof is responsible for approving equity grants. Prior to our IPO, we granted stock options and issued restricted stock pursuant to our Amended and Restated 2020 Equity Incentive Plan (the 2020 Plan). Following our IPO, we grant equity awards under the terms of our 2023 Incentive Award Plan (the 2023 Plan).
In connection with our IPO in February 2023, our board of directors approved the grant of stock options pursuant to the 2023 Plan to our named executive officers as follows, effective as of the pricing date of our IPO: Mr. Congleton, 250,046 options; Mr. Levy, 97,518 options; and Dr. Rodman, 104,186 options. Such stock options have an exercise price equal to the IPO price in our IPO and will continue to vest with respect to 25% of the shares on the one-year anniversary of the grant date, and the remaining shares vest in substantially equal monthly installments thereafter for 36 months, subject to the executive’s continuous service as of each such vesting date. As a condition to the receipt of the foregoing option awards, each of Mr. Congleton and Mr. Levy agreed to an amendment to his July 2022 restricted stock to amend the vesting of such award such that the portion of such award that would have vested on or prior to June 10, 2024 will vest on June 10, 2024, and 3/48th of the shares (or any lesser number of shares then remaining available to vest as of any applicable vesting date) subject to such award shall vest in quarterly installments on each July 10, October 10, January 10 and April 10 thereafter until such restricted shares are fully vested, subject to the executive’s continuous service with us as of each such vesting date.
Both of the restricted stock awards granted to Mr. Levy will vest upon a change in control (as defined in the 2020 Plan). Each of the awards granted to our named executive officers is also subject to potential acceleration of vesting in connection with a qualifying termination of employment, including in connection with a change in control, as described below under the subsection titled “Employment Arrangements with our Executive Officers.”
In February 2024, our board of directors approved the grant of stock options pursuant to the 2023 Plan to our named executive officers as follows: Mr. Congleton, 425,000 options; Mr. Levy, 200,000 options; and Dr. Rodman, 200,000 options. The options have an exercise price of $14.25 per share, the fair market value on the date of grant. The options vested with respect to 25% of the shares on the one-year anniversary of the February 13, 2024 vesting commencement date, and the remaining shares vest in substantially equal monthly installments thereafter for 36 months, subject to the executive’s continuous service with us as of each such vesting date.
In February 2025, our board of directors approved the grant of stock options pursuant to the 2023 Plan to our named executive officers as follows: Mr. Congleton, 570,000 options; Mr. Levy, 170,000 options; and Dr. Rodman, 170,000. The options have an exercise price of $10.20 per share, the fair market value on the date of grant. The options vest in equal monthly installments over a period of four years following date of grant, subject to the executive’s continuous service with us as of each such vesting date.
We have established processes to ensure that the timing of any stock option grants to executives is not influenced by material nonpublic information (MNPI) and that all grant decisions are made based on a predetermined schedule, taking into account factors like employee performance and market conditions, regardless of any upcoming announcements or events that could impact our stock price. The compensation committee carefully reviews any potential MNPI before granting options and will delay a grant if necessary to avoid any appearance of impropriety related to the timing of the award.

Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding the outstanding stock options and shares of restricted stock held by each of our named executive officers as of December 31, 2025:

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested (1)		Market Value of Shares that Have Not Vested (1)
Jon Congleton	7/12/2022	—		—		$—	—	95,881	(2)(3)	$3,479,521
	2/9/2023	177,115		72,931	(4)	$16.00	2/9/2033	—		$—
	3/17/2023	68,612		31,188	(4)	$15.44	3/17/2033	—		$—
	2/13/2024	194,791		230,209	(4)	$14.25	2/13/2034	—		$—
	2/13/2025	118,749		451,251	(5)	$10.20	2/13/2035	—		$—
Adam Levy (6)	3/10/2022	—		—		$—	—	6,526	(2)	$236,829
	7/12/2022	—		—		$—	—	6,524	(2)(3)	$236,756
	2/9/2023	1,252		19,410	(4)	$16.00	2/9/2033	—		$—
	3/17/2023	515		4,373	(4)	$15.44	3/17/2033	—		$—
	2/13/2024	5,624		85,968	(4)	$14.25	2/13/2034	—		$—
	2/13/2025	6,355		129,319	(5)	$10.20	2/13/2035	—		$—
David Rodman, M.D.	7/12/2022	82,531	(2)(7)	—		$1.08	7/11/2032	—		$—
	2/9/2023	73,798		30,388	(4)	$16.00	2/9/2033	—		$—
	3/17/2023	13,750		6,250	(4)	$15.44	3/17/2033	—		$—
	2/13/2024	91,666		108,334	(4)	$14.25	2/13/2034	—		$—
	2/13/2025	35,416		134,584	(5)	$10.20	2/13/2035	—		$—
_________________
(1)The market value is calculated by multiplying the number of shares of unvested restricted stock outstanding under the award by $36.29, which was the closing price of our common stock as of December 31, 2025, the last trading day of 2025.
(2)These awards are subject to potential acceleration of vesting in connection with a qualifying termination of employment, including in connection with a change in control, as described below under the subsection titled “Employment Arrangements with our Executive Officers.” Mr. Levy’s restricted stock awards granted on March 10, 2022 and July 12, 2022, are subject to accelerated vesting in connection with a change in control, as described above under the subsection titled “Equity-Based Incentive Awards.”
(3)As a condition to the receipt of the stock options to be granted to each of Mr. Congleton and Mr. Levy in connection with our IPO as described above, each executive agreed to an amendment to his July 2022 restricted stock award to amend the vesting of such award such that the portion of such award that would have vested on or prior to June 10, 2024 vested on June 10, 2024, and 3/48th of the shares (or any lesser number of shares then remaining available to vest as of any applicable vesting date) subject to such award shall vest in quarterly installments on each July 10, October 10, January 10 and April 10 thereafter until such restricted shares are fully vested, subject to the executive’s continuous service with us as of each such vesting date.
(4)The stock option vests as to 25% of the total number of shares of common stock subject to the option on the first anniversary of the grant date, and as to 1/36th of the total number of shares of common stock subject to the option on each monthly anniversary thereafter, subject to the executive’s continuous service with us as of each such vesting date.
(5)The stock option vests as to 1/48th of the total number of shares of common stock subject to the option on each monthly anniversary of the grant date, subject to the executive’s continuous service with us as of each such vesting date.
(6)The amounts reported in the “Option Awards” and “Stock Awards” columns represent the portions of the original awards granted to Mr. Levy that he continues to hold as of December 31, 2025. In 2025, a portion of the awards he held were transferred pursuant to a domestic relations order.
(7)On July 12, 2022, our board of directors granted Dr. Rodman an option under our 2020 Plan to purchase 304,730 shares, with 25% of such shares vesting on the first anniversary of the July 12, 2022 vesting commencement date, and the remaining shares vesting in equal monthly installments over the 36 months thereafter, subject to Dr. Rodman’s continued status as a service provider through each such vesting date. This stock option granted to Dr. Rodman has an early exercise feature that allows Dr. Rodman to exercise the option while unvested and receive restricted shares of our common stock that are subject to forfeiture until the vesting requirement is met. Due to this early exercise feature, these options are reflected in the “Exercisable” column as of December 31, 2025.
Employment Arrangements with our Executive Officers
We have entered into amended employment letters with each of Mr. Congleton, Mr. Levy, and Dr. Rodman. Pursuant to the employment letters, each of Mr. Congleton, Mr. Levy, and Dr. Rodman is entitled to an annual base salary, subject to adjustment from time to time, of $420,000, $415,000, and $414,750, respectively, and an annual bonus, subject to adjustment from time to time, at a target amount of 25%, 40%, and 25%, respectively, based on the achievement of performance objectives as determined by our board of directors.
Regardless of the manner in which the executive’s employment terminates, he is entitled to receive amounts previously earned during his employment, including unpaid salary, reimbursement of expenses owed, accrued but unpaid paid time off, and any continuation of benefits required by applicable law. In addition, each executive is entitled to certain severance benefits under his employment letter (as described below), subject to his execution of a release of claims and compliance with the post-termination obligations set forth in his proprietary information and inventions assignment agreement.
The employment letters provide for severance benefits for certain terminations that arise during and outside a change in control period. Upon a termination without cause or a resignation for good reason outside of a change in control period (as defined below), each executive is entitled to (i) his base salary for 12 months (for Mr. Congleton) or 9 months (for Mr. Levy and Dr. Rodman) following the date of termination, which amount will be paid in a lump sum (for Mr. Levy) or in accordance with our standard payroll practices over the applicable severance period (for Mr. Congleton and Dr. Rodman), (ii) a cash lump sum payment amount equal to the executive’s then target annual bonus, pro-rated based on the total number of days elapsed in the calendar year as of such executive’s date of termination, (iii) accelerated vesting of such number of the executive’s unvested equity awards that vest based on the passage of time as would have vested had the executive remained employed by us during the severance period specified in clause (i) above, and (iv) payment or reimbursement of the COBRA premiums for the executive and his eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, until the earliest of (a) the last day of the severance period specified in clause (i) above, or (b) the date the executive becomes eligible for comparable health insurance coverage under a subsequent employer’s group health plan. Upon a termination without cause or a resignation for good reason within three months prior to or 12 months after a change in control (such period, the change in control period), each executive is entitled to (i) his base salary for 18 months (for Mr. Congleton) or 12 months (for Dr. Rodman and Mr. Levy) following the date of termination, which amount will be paid in a lump sum (for Mr. Levy) or in accordance with our standard payroll practices over the applicable severance period (for Mr. Congleton and Dr. Rodman), (ii) a cash lump sum payment amount equal to the executive’s then target annual bonus (which amount is 150% of his then target annual bonus for Mr. Congleton), (iii) accelerated vesting of any unvested equity awards that vest based on the passage of time (provided that, for any equity awards granted to Mr. Congleton and Dr. Rodman prior to our IPO, such accelerated vesting shall only occur upon a termination within 12 months after a change in control), and (iv) payment or reimbursement of the COBRA premiums for the executive and his eligible dependents, or if coverage under COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, until the earliest of (a) the last day of the severance period specified in clause (i) above, or (b) the date the executive becomes eligible for comparable health insurance coverage under a subsequent employer’s group health plan. The vesting of any equity awards the vesting of which is performance-based will be governed by the applicable award agreement.
Additionally, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code (the Code), such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

Each executive officer has entered into our standard proprietary information and inventions assignment agreement which contains a one-year post-termination non-solicitation covenant.
For purposes of the amended employment letters with our executive officers:
“cause” means (i) a commission of an act of fraud, embezzlement or dishonesty, or the commission of some other illegal act, that has a demonstrable adverse impact on us or any successor or affiliate; (ii) a conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (iii) any intentional, unauthorized use or disclosure by the executive of confidential information or trade secrets of us or any successor or affiliate; (iv) gross negligence, insubordination or material violation of any duty of loyalty to us or any successor or affiliate, or any other demonstrable material misconduct on the executive’s part; (v) ongoing and repeated failure or refusal to perform or neglect of the executive’s duties as required by his offer letter or ongoing and repeated failure or refusal to comply with the instructions given to him by our board of directors, which failure, refusal or neglect continues for 15 days following his receipt of written notice from our board of directors stating with specificity the nature of such failure, refusal or neglect; or (vi) willful, material breach of any of our material policies or any material provision of the executive’s offer letter or his proprietary information and inventions assignment agreement.
“change in control” will have the meaning given to such term in the 2023 Plan.
“good reason” means any of the following without the executive’s written consent: (i) a material diminution in authority, duties or responsibilities; (ii) a material diminution (that is, a diminution of 10% or more) in base compensation or target bonus opportunity, regardless of whether such diminution occurs due to a single reduction or a series of reductions in base compensation, unless such a reduction is imposed across-the-board to our senior management; (iii) a material change in the geographic location at which the executive must perform his duties; or (iv) any other action or inaction by us or a successor or affiliate that constitutes a material breach of the obligations to the executive under his employment letter, provided, that, in each case, an executive will not be deemed to have good reason unless: (a) the executive provides written notice of the occurrence of any of the foregoing events or conditions without his written consent within 60 days of the occurrence of such event; (b) we or any successor or affiliate fails to cure such condition within 30 days after receipt of written notice of such event from the executive; and (c) the executive’s resignation based on such good reason is effective within 30 days after expiration of our 30-day cure period.
Other Elements of Compensation
Health and Welfare and Retirement Benefits; Perquisites
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability, and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.
401(k) Plan
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our board of directors may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests. We provide all employees a four percent matching contribution of an employee’s compensation.
Severance and Change in Control Benefits
Our executive officers may become entitled to certain benefits or enhanced benefits upon a qualifying termination of employment, including in connection with a change in control, pursuant to their offer letters. In addition, certain stock option agreements with Dr. Rodman and the restricted stock agreements with Mr. Levy, each provide for accelerated vesting of all outstanding shares upon a change in control. For additional discussion, please see “—Equity-Based Incentive Awards” and “—Employment Arrangements with our Executive Officers” above.
Non-Employee Director Compensation
Director Compensation Program
In connection with our IPO, our board of directors and our stockholders approved the initial terms of our non-employee director compensation program, which was amended and restated effective January 1, 2025, and amended further on February 19, 2026 for the issuance of stock options and restricted stock units in the Initial Grants and Annual Grants defined below. The material terms of the non-employee director compensation program are summarized below.
The non-employee director compensation program, as amended, provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $40,000. In February of each year, a non-employee director serving as chairman of the board or lead independent director receives an additional annual retainer of $32,500. The non-employee directors serving as the chairs of the audit, compensation, and nominating and corporate governance committees receive additional annual retainers of $20,000, $15,000, and $10,000, respectively. The non-employee directors serving as members of the audit, compensation, and nominating and corporate governance committees receive additional annual retainers of $10,000, $7,500, and $5,000, respectively.
Each non-employee director initially appointed or elected to the board receives an initial grant of options to purchase shares of our common stock and restricted stock units with respect to such number of shares of the Company’s common stock as is determined by the board of directors and are issued on the date of such initial election or appointment (Initial Grants). The Initial Grants will vest in substantially equal monthly installments over three years in the case of stock options and substantially equal annual installments over three years in the case of restricted stock units, subject to the non-employee director’s continued service through such vesting dates.
During 2025, non-employee directors received annual grants of options to purchase 32,900 shares of our common stock (Annual Grants) on the date of our 2025 annual meeting of our stockholders, vest in substantially equal monthly installments over the 12 months following the date of grant (or, in the event the next annual meeting of our stockholders occurs prior to the first anniversary of the date of grant, any remaining unvested portion of the annual award will vest on the date of such annual meeting of our stockholders), subject to the non-employee director’s continued service through such vesting date. Effective February 19, 2026, the non-employee director compensation program was amended for Annual Grants to be issued as stock options to purchase 8,300 shares of the Company’s common stock (with the same vesting terms) and 6,200 restricted stock units. Each Annual Grant issued as restricted stock units will vest on the earlier of the anniversary date of the grant or the date of the next occurring annual meeting, subject to the non-employee director’s continued service through such vesting date. All options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant (as determined under the 2023 Plan). Awards to our non-employee directors will also vest upon termination of service by reason of not being presented as a nominee, in the absence of being re-elected by the Company’s stockholders at the following annual meeting or by death or disability and in the event of a change in control (as defined in the 2023 Plan).
Compensation under our non-employee director compensation program is subject to the annual limits on non-employee director compensation set forth in the 2023 Plan. Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances, and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2023 Plan. As provided in the 2023 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the compensation committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.
We have a policy of reimbursing all of our non-employee directors for their reasonable out-of-pocket expenses in connection with attending board of directors and committee meetings.
Director Compensation
The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Srinivas Akkaraju, M.D., Ph.D.	45,884	247,043	292,927
Derek DiRocco, Ph.D.	57,500	247,043	304,543
Alexander Gold, M.D.	58,233	247,043	305,276
Daphne Karydas	60,000	247,043	307,043
Glenn P. Sblendorio	84,267	247,043	331,310
Brian Taylor Slingsby, M.D., Ph.D., M.P.H. (3)	—	247,043	247,043
__________________
(1)The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of the stock options granted during the applicable year, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Notes 2 and 7 to our audited financial statements in our 2025 Annual Report. The amounts reported in this column reflect the accounting cost for the stock options and do not reflect the actual economic value that will be realized by the executive upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such awards.
(2)The number of stock options outstanding as of December 31, 2025 held by each non-employee director was as follows: Dr. Akkaraju: 98,900; Dr. DiRocco: 98,900; Dr. Gold: 42,225; Ms. Karydas: 83,900; Mr. Sblendorio: 98,900; and Dr. Slingsby: 0.
(3)Dr. Slingsby’s Annual Grant was subsequently transferred to Catalys Pacific Fund, LP, pursuant to an option transfer agreement between Dr. Slingsby and Catalys Pacific Fund, LP. Beginning in 2025, Dr. Slingsby elected to waive all cash compensation otherwise payable under the Company’s non‑employee director compensation program. As a result of this voluntary waiver, the director received no cash fees for service during 2025.
Clawback Policy
In accordance with Nasdaq listing standards, our board of directors adopted a clawback policy applicable to incentive-based compensation granted to current and former executive officers of the Company, effective in October 2023. In the event of an accounting restatement to correct the Company’s material noncompliance with a financial reporting requirement, our clawback policy requires the Company to seek recovery of incentive-based compensation paid during the last three completed fiscal years in excess of what otherwise would have been received by any current or former executive officer based on a restated financial reporting measure, calculated on a pre-tax basis, other than in limited circumstances. The policy grants the board of directors or designated committee of the board of directors discretion to determine the manner of recovery.
Equity Compensation Plan Information
The following table summarizes securities available under our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	6,431,499	(1)	$13.76	2,439,141	(2)(3)
Equity compensation plans not approved by stockholders	146,000	(4)	$42.60	854,000
Total	6,577,499		$14.40	3,293,141
______________
(1)Represents 6,120,716 shares of common stock subject to outstanding options under our 2023 Plan and 310,783 shares of common stock subject to outstanding options under our 2020 Plan. This amount does not include 125,793 shares of unvested restricted stock.
(2)This amount includes 1,187,422 shares available for future issuance under our 2023 Plan and 1,251,719 shares available for future issuance under our 2023 Employee Stock Purchase Plan (ESPP).
(3)Our 2023 Plan includes an “evergreen” feature, which provides that an additional number of shares will automatically be added to the shares reserved for issuance under the 2023 Plan on January 1 of each year, beginning on January 1, 2024 and ending in and including 2033, by an amount equal to the lesser of (i) 4% of the shares of the Company’s common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as determined by the Company’s board of directors. No more than 100,000,000 shares of the Company’s common stock may be issued upon the exercise of incentive stock options under the 2023 Plan. Our ESPP includes an “evergreen” feature, which provides that an additional number of shares will automatically be added to the shares reserved for issuance under the ESPP on January 1 of each year, beginning on January 1, 2024 and ending in and including 2033, by an amount equal to the lesser of: (i) 1% of the shares of the Company’s common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as determined by the Company’s board of directors, provided that no more than 15,000,000 shares of the Company’s common stock may be issued under the ESPP.
(4)Represents shares of common stock subject to outstanding options under our 2025 Employment Inducement Incentive Award Plan.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.
To our knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC during the year ended December 31, 2025 and written representations that no other reports were required, all Section 16(a) filing requirements were timely met with respect to the year ended December 31, 2025, except for a Form 4 filed with the SEC on April 25, 2025 for Dr. Slingsby and Catalys Pacific Fund, LP (Catalys Pacific), reporting Catalys Pacific’s acquisition of the Company’s common stock on March 13, 2025.
In addition, each of our executive officers and directors as of such date filed one late Form 4 on February 24, 2025 to disclose one transaction, an annual stock option award granted on February 13, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2024 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 and one percent of the average of our total assets as of December 31, 2025 and December 31, 2024, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in the section titled “Executive Compensation” of this proxy statement. We also describe below certain other transactions with our directors, executive officers, and stockholders.
Investors’ Rights Agreement
We entered into an investors’ rights agreement in February 2021, as amended and restated in June 2022 (the Investors’ Rights Agreement), with the holders of our convertible preferred stock and certain holders of our common stock, including the holders of more than 5% of our capital stock as well as entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock issuable upon conversion of their convertible preferred stock and certain additional covenants made by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the Investors’ Rights Agreement), all rights under this agreement terminated upon the closing of our IPO. The registration rights have continued following our IPO and will terminate five years after the closing of our IPO.
Common Stock Financings
In September 2025, we entered into an underwriting agreement with certain underwriters, pursuant to which we sold to investors in a public offering 11,274,509 shares of our common stock at a price of $25.50 per share for aggregate net proceeds of approximately $269.6 million. The following table sets forth the aggregate number of shares acquired by the listed directors, executive officers, or holders of more than 5% of our capital stock, or their affiliates:

Participants	Common Stock
Greater than 5% stockholders (1)
RA Capital Management, L.P.	1,176,470
Samsara BioCapital, L.P.	588,235
______________
(1)Additional details regarding these stockholders and their equity holdings are provided in “Security Ownership of Certain Beneficial Owners and Management.”
In March 2025, we entered into an underwriting agreement with certain underwriters, pursuant to which we sold to investors in a public offering 14,907,406 shares of our common stock at a price of $13.50 per share for aggregate net proceeds of approximately $188.8 million. The following table sets forth the aggregate number of shares acquired by the listed directors, executive officers, or holders of more than 5% of our capital stock, or their affiliates:

Participants	Common Stock
Greater than 5% stockholders (1)
RA Capital Management, L.P.	1,296,296
Samsara BioCapital, L.P.	600,000
Catalys Pacific Fund, LP	259,259
______________
(1)Additional details regarding these stockholders and their equity holdings are provided in “Security Ownership of Certain Beneficial Owners and Management.”
In February 2024, we entered into a securities purchase agreement, pursuant to which we sold to investors in a private placement (i) 8,339,169 shares of our common stock at a price of $13.50 per share, and (ii) Pre-Funded Warrants to purchase an aggregate of 549,755 shares of our common stock in lieu of shares of common stock, at a purchase price of $13.499 per Pre-Funded Warrant for aggregate net proceeds of approximately $116.1 million. The following table sets forth the aggregate number of shares acquired by the listed directors, executive officers, or holders of more than 5% of our capital stock, or their affiliates:

Participants	Common Stock	Pre-Funded Warrants
Greater than 5% stockholders (1)
RA Capital Management, L.P.	1,672,508	549,755
Samsara BioCapital, L.P.	555,555
______________
(1)Additional details regarding these stockholders and their equity holdings are provided in “Security Ownership of Certain Beneficial Owners and Management.”
Director and Officer Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.
Policies and Procedures for Related Person Transactions
Our board of directors adopted a written related person transaction policy, made effective upon the closing of our IPO, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2027, including nominations of any person for election to our board of directors, must be received by us no later than December 9, 2026, which is 120 days prior to the one-year anniversary of the date the proxy statement for the 2026 annual meeting was released to stockholders, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2026 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.
In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2027 annual meeting of stockholders, such a proposal must be received by us no earlier than January 21, 2027, and no later than February 20, 2027. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the later of the 90th calendar day prior to such annual meeting and the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2027 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027, which is 60 days prior to the one-year anniversary of the date of the 2026 annual meeting. We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2027 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.
ANNUAL REPORT
Any person who was a beneficial owner of our common stock on the record date may request a copy of our 2025 Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to Mineralys Therapeutics, Inc., 150 N. Radnor Chester Road, Suite F200, Radnor, PA 19087, Attention: Chief Financial Officer and Secretary. The Company makes available free of charge on its website all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K. These materials can be found at www.mineralystx.com in the “Investors—SEC Filings” section. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.
STOCKHOLDERS SHARING THE SAME ADDRESS
The rules promulgated by the SEC permit companies, brokers, banks, or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank, or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank, or other intermediary. You may also obtain a separate proxy statement, annual report, or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Mineralys Therapeutics, Inc., 150 N. Radnor Chester Road, Suite F200, Radnor, PA 19087, Attention: Chief Financial Officer and Secretary or by calling 888-378-6240. We will promptly send additional copies of the proxy statement, annual report, or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement, annual report, or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement, annual report, or Notice of Internet Availability of Proxy Materials by contacting their broker, bank, or other intermediary or sending a written request to Mineralys Therapeutics, Inc. at the address above or by calling 888-378-6240.
OTHER MATTERS
We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone, or by completing, signing, and returning a completed proxy card as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84353-P44982

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MINERALYS THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR proposal 1.

Nominees:	For	Withhold
1a. Srinivas Akkaraju, M.D., Ph.D.	☐	☐
1b. Brian Taylor Slingsby, M.D., Ph.D., M.P.H.	☐	☐
1c. Daphne Karydas	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V84354-P44982

MINERALYS THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 21, 2026, 1:30 P.M. (Eastern Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jon Congleton and Adam Levy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Mineralys Therapeutics, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held virtually at 1:30 PM ET on May 21, 2026 at www.virtualshareholdermeeting.com/MLYS2026 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED UNDER PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)